UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2015

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Monroe Road Charlotte, North Carolina	28201-1017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On July 6, 2015, Dollar Tree, Inc. (“Dollar Tree”) announced that it had completed the acquisition of Family Dollar Stores, Inc. (“Family Dollar”). Pursuant to the terms of the previously announced Agreement and Plan of Merger (the “Original Agreement”), dated as of July 27, 2014, as amended by Amendment No. 1 to the Agreement and Plan of Merger (“Amendment No. 1”), dated as of September 4, 2014 (the Original Agreement and Amendment No. 1 collectively, the “Merger Agreement”), by and among Family Dollar, Dime Merger Sub, Inc. (“Merger Sub”), and Dollar Tree, Merger Sub merged with and into Family Dollar, with Family Dollar continuing as the surviving corporation (the “Merger”). As a result of the Merger, Family Dollar became a wholly owned subsidiary of Dollar Tree.

Item 1.02. Termination of a Material Definitive Agreement.

On July 6, 2015, in connection with the Merger, Family Dollar repaid in full the outstanding amounts under the Amended and Restated 4-Year Credit Agreement dated as of November 13, 2013 among Family Dollar, as borrower, certain banks referred to therein and Wells Fargo Bank, National Association, as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the “4 Year Credit Agreement”) and terminated the 4 Year Credit Agreement. On July 6, 2015, in connection with the Merger, Family Dollar repaid in full the outstanding amounts under the Amended and Restated 5-Year Credit Agreement dated as of November 13, 2013 among Family Dollar, as borrower, certain banks referred to therein and Wells Fargo Bank, National Association, as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the “5 Year Credit Agreement”) and terminated the 5-Year Credit Agreement. No early termination penalties or prepayment premium were incurred by Family Dollar in connection with the termination of the 4-Year Credit Agreement or 5-Year Credit Agreement.

In addition, on July 6, 2015 and in connection with the Merger, Family Dollar repaid in full its outstanding $169,000,000 in aggregate principal amount of 5.41% Series 2005-A Senior Notes, Tranche A, due September 27, 2015 and $16,200,000 in aggregate principal amount of 5.24% Series 2005-A Senior Notes, Tranche B, due September 27, 2015 (collectively, the “2015 Notes”) issued under the Note Purchase Agreement, dated September 27, 2005 (as amended on November 17, 2010 and June 19, 2015, the “2015 NPA”) governing the 2015 Notes, plus accrued and unpaid interest thereon and a make-whole premium of approximately $2.0 million determined in accordance with the provisions of the 2015 NPA plus additional interest in accordance with the provisions of the Second Amendment to the 2015 NPA dated as of June 19, 2015.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 6, 2015, pursuant to the terms of the Merger Agreement, Dollar Tree completed the acquisition of Family Dollar through the merger of Merger Sub with and into Family Dollar, with Family Dollar continuing as the surviving corporation. As a result of the Merger, Family Dollar became a wholly owned subsidiary of Dollar Tree.

At the effective time of the Merger, each share of Family Dollar’s common stock, par value $0.10 (“Family Dollar Common Stock”), issued and outstanding immediately prior to such time, other than shares of Family Dollar Common Stock owned by Family Dollar, Dollar Tree, or Merger Sub (which were cancelled) and shares of Family Dollar Common Stock with respect to which appraisal rights were properly exercised and not withdrawn under Delaware law, was automatically cancelled and converted into the right to receive, without interest, $59.60 in cash and 0.2484 shares of Dollar Tree common stock, par value $0.01 per share (“Dollar Tree Common Stock”), plus cash in lieu of fractional shares (the

“Merger Consideration”). As of the effective time of the Merger, each outstanding performance share right in respect of shares of Family Dollar Common Stock (“Family Dollar PSR”) was cancelled in exchange for the right of the holder to receive the Merger Consideration, as determined based on the product of (i) the number of shares of Family Dollar Common Stock deemed to be earned under the Family Dollar PSR based on the greater of (x) the deemed achievement of all relevant performance goals at target level and (y) the actual level of achievement of all relevant performance goals against target as of Family Dollar’s last fiscal quarter end preceding the effective time of the Merger and (ii) a fraction, (x) the numerator of which is the number of days within the performance period of such Family Dollar PSR that have elapsed prior to the closing date of the Merger and (y) the denominator of which is the total number of days within the performance period of such Family Dollar PSR (the “PSR Payment”). The aggregate amount paid by Dollar Tree for the Merger Consideration and PSR Payment was approximately $6.8 billion in cash and 28.5 million in shares of Dollar Tree common stock, which had a value of approximately $2.2 billion based on the closing price of Dollar Tree common stock on the Nasdaq on July 2, 2015.

In addition, at the effective time of the Merger:

•	each option to purchase Family Dollar common stock (“Family Dollar Option”) that was outstanding as of immediately prior to the Merger was converted into an option to purchase, on the same substantive terms and conditions as were applicable to each such Family Dollar Option, a number of shares of Dollar Tree Common Stock determined by multiplying the number of shares of Family Dollar Common Stock subject to such Family Dollar Option by 1.0000 (the “Award Exchange Ratio”), at an exercise price per share equal to the per share exercise price for the shares of Family Dollar Common Stock otherwise purchasable pursuant to the Family Dollar Option divided by the Award Exchange Ratio; and

•	each restricted stock unit (“RSU”) in respect of Family Dollar Common Stock (“Family Dollar RSU”) that was outstanding as of immediately prior the Merger (other than Family Dollar PSRs) was converted into an RSU, with the same substantive terms and conditions as were applicable to each such Family Dollar RSU, in respect of a number of shares of Dollar Tree Common Stock determined by multiplying the number of shares of Family Dollar Common Stock subject to the Family Dollar RSU by the Award Exchange Ratio.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full texts of the Original Agreement and Amendment No. 1, which were filed as Exhibit 2.1 to Family Dollar’s Current Reports on Form 8-K with the Securities and Exchange Commission (the “SEC”) on July 28, 2014 and September 5, 2014 respectively, and which are incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure set forth under Item 2.01 above is incorporated by reference into this Item 3.01.

In connection with the closing of the Merger, Family Dollar notified the New York Stock Exchange (the “NYSE”) on July 6, 2015 that, at the effective time of the Merger, each share of Family Dollar Common Stock issued and outstanding immediately prior to such time, other than shares of Family Dollar Common Stock owned by Family Dollar, Dollar Tree, or Merger Sub (which were cancelled) and shares of Family Dollar Common Stock with respect to which appraisal rights were properly exercised and not withdrawn under Delaware law, was automatically cancelled and converted into the right to receive the Merger Consideration. On July 6, 2015, Family Dollar requested the NYSE to promptly file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) on Form 25 to delist the shares of Family Dollar Common Stock. Upon effectiveness of such Form 25, Family Dollar intends to file with the SEC a certification on Form 15 under the Exchange Act requesting that the shares of Family Dollar Common Stock be deregistered and that Family Dollar’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth in the Introduction and under Items 2.01, 3.01 and 5.03 is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

On July 6, 2015, pursuant to the terms of the Merger Agreement, Dollar Tree completed the acquisition of Family Dollar through the merger of Merger Sub with and into Family Dollar, with Family Dollar continuing as the surviving corporation. As a result of the Merger, Family Dollar became a wholly owned subsidiary of Dollar Tree and each share of Family Dollar Common Stock issued and outstanding immediately prior to such time, other than shares of Family Dollar Common Stock owned by Family Dollar, Dollar Tree, or Merger Sub (which were cancelled) and shares of Family Dollar Common Stock with respect to which appraisal rights were properly exercised and not withdrawn under Delaware law, was automatically cancelled and converted into the right to receive the Merger Consideration. The aggregate amount paid by Dollar Tree for the Merger Consideration and PSR Payment was approximately $6.8 billion in cash and 28.5 million in shares of Dollar Tree common stock, which had a value of approximately $2.2 billion based on the closing price of Dollar Tree common stock on the Nasdaq on July 2, 2015. Dollar Tree funded the cash portion of the Merger Consideration through cash on hand, the net proceeds of the issuance and sale of its 5.250% senior notes due 2020 and 5.750% senior notes due 2023, and the initial borrowings under its senior secured credit facilities with JPMorgan Chase Bank, N.A., as administrative agent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, pursuant to the terms of the Merger Agreement, at the Effective Time, the directors of Merger Sub—Bob Sasser, Kevin S. Wampler and William A. Old, Jr.—replaced Pamela L. Davies, Sharon Allred Decker, Edward C. Dolby, Glenn A. Eisenberg, Edward P. Garden, George R. Mahoney, Jr., James G. Martin, Harvey Morgan, Dale C. Pond and Howard R. Levine as the directors of Family Dollar, and the executive officers of Family Dollar ceased serving in such capacities. In connection with the Merger, and as contemplated by the Merger Agreement, at the Effective Time, Howard R. Levine became a director of Dollar Tree.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, upon consummation of the Merger on July 6, 2015, the certificate of incorporation and bylaws of Family Dollar were each amended and restated in their entirety.

The Amended and Restated Certificate of Incorporation of Family Dollar is filed as Exhibit 3.1 hereto and incorporated by reference herein. The Amended and Restated Bylaws of Family Dollar are filed as Exhibit 3.2 hereto and incorporated by reference herein.

Item 8.01 Other Events.

On July 6, 2015, Dollar Tree issued a press release announcing the completion of Dollar Tree’s acquisition of Family Dollar, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of July 27, 2014, among Family Dollar Stores, Inc., Dollar Tree, Inc. and Dime Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed with the SEC on July 28, 2014)

2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated as of September 4, 2014, among Family Dollar Stores, Inc., Dollar Tree, Inc. and Dime Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed with the SEC on September 5, 2014)

3.1	Amended and Restated Certificate of Incorporation of Family Dollar Stores, Inc. (†)

3.2	Amended and Restated Bylaws of Family Dollar Stores, Inc. (†)

99.1	Press Release dated July 6, 2015, issued by Dollar Tree, Inc. (†)

(†)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date:	July 6, 2015	By:	/s/ William A. Old, Jr.
			Name:	William A. Old, Jr.
			Title:	Senior Vice President – General Counsel and Secretary